EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402 (Zip Code)
(Address of principal executive offices)

Wally Jones

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, TN 37219

(615) 251-0733

(Name, address and telephone number of agent for service)

SPECTRUM BRANDS, INC.1

(Issuer with respect to the Securities)

Delaware	22-2423556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Deming Way Middleton, Wisconsin	53562 (Zip Code)
(Address of Principal Executive Offices)

6.375% Senior Notes due 2020

6.625% Senior Notes due 2022

(Title of the Indenture Securities)

[1]	See table of additional obligors.

Schedule A

Name*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Applica Consumer Products, Inc.	Florida	65-0659920

Applica Mexico Holdings, Inc.	Delaware	74-3100872

Baldwin Hardware Corporation	Pennsylvania	23-1497042

DB Online, LLC	Hawaii	N/A

HP Delaware, Inc.	Delaware	65-0840467

HPG LLC	Delaware	N/A

Kwikset Corporation	Delaware	06-1156941

National Manufacturing Co.	Illinois	36-1524190

National Manufacturing Mexico A, LLC	Delaware	N/A

National Manufacturing Mexico B, LLC	Delaware	N/A

Price Pfister, Inc.	Delaware	95-3844796

ROV Holding, Inc.	Delaware	22-2423555

ROV International Holdings LLC	Delaware	N/A

SB/RH Holdings, LLC	Delaware	27-2812840

Schultz Company	Missouri	43-0625762

Toastmaster, Inc.	Missouri	43-1204566

United Industries Corporation	Delaware	43-1025604

United Pet Group, Inc.	Delaware	11-2392851

Weiser Lock Corporation	California	33-0540455

*	The address of each additional obligor’s principal executive office is c/o Spectrum Brands, Inc., 3001 Deming Way, Middleton, Wisconsin 53562, (608) 275-3340.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, State of Tennessee on the 13thth of November, 2013.

By: /s/ Wally Jones

Wally Jones

Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

February 27, 2013, I have hereunto

subscribed my name and caused my seal of
office to be affixed to these presents at the
U.S. Department of the Treasury, in the City
of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

February 27, 2013, I have hereunto

subscribed my name and caused my seal of
office to be affixed to these presents at the
U.S. Department of the Treasury, in the City
of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 13, 2013

By: /s/ Wally Jones

Wally Jones

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2013

($000’s)

6/30/2013
Assets
Cash and Balances Due From Depository Institutions	$6,618,511
Securities	74,478,321
Federal Funds	79,268
Loans & Lease Financing Receivables	226,554,158
Fixed Assets	4,958,016
Intangible Assets	13,125,133
Other Assets	23,519,520

Total Assets	$349,332,927
Liabilities
Deposits	$260,085,043
Fed Funds	2,946,249
Treasury Demand Notes	0
Trading Liabilities	639,343
Other Borrowed Money	27,488,313
Acceptances	0
Subordinated Notes and Debentures	4,836,320
Other Liabilities	13,040,945

Total Liabilities	$309,036,213

Equity
Common and Preferred Stock	18,200
Surplus	14,216,132
Undivided Profits	24,513,966
Minority Interest in Subsidiaries	$1,548,416

Total Equity Capital	$40,296,714

Total Liabilities and Equity Capital	$349,332,927